UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

PREMIER BEVERAGE GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50370	33-1041835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Madison Avenue Suite 501
New York, NY 10022
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: 646-820-0630

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements.

Item 7.01.	Regulation FD Disclosure

On July 31, 2013, the Registrant released a letter to shareholders from its President, Fouad Kallamni, which highlights that the Company completed a financing to bring SEC filings current, restructured a senior secured note that had been in default, converted an unsecured promissory notes into common stock, expects the arrival of OSO All Natural Energy Beverages in September 2013 and will be current in all of its filings with the SEC by August 31, 2013. The full text of the shareholder letter is set forth in Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER BEVERAGE GROUP CORP.
(Registrant)

Dated: August 1, 2013	By:	/s/ Fouad Kallamni
Fouad Kallamni
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Shareholder Letter dated July 31, 2013